UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2015

HENNESSY CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 300-8242

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On February 18, 2015, Hennessy Capital Acquisition Corp. (the “Company”) entered into a Subscription Agreement (“Subscription Agreement”) with four funds managed by Coliseum Capital Management, LLC (such funds, collectively, “Coliseum”), pursuant to which Coliseum has agreed to purchase $25 million in shares of common stock and $10 million in shares of Series A convertible preferred stock of the Company at or prior to the closing of the Company’s previously announced acquisition of School Bus Holdings, Inc. (“SBH”), which, through its subsidiaries, conducts its business under the “Blue Bird” name (the “Business Combination”). The net proceeds from the sale of Series A convertible preferred stock, and any common stock issued in a private placement to Coliseum, will be used to finance a portion of the cash purchase price in the Business Combination. As a result of the Coliseum subscription, the Company expects that the pro forma outstanding common share count will be 20,687,500 shares (after giving effect to the Business Combination and certain warrant exchanges described in the Company’s definitive proxy statement, dated January 20, 2015, as amended and modified by the supplement dated February 10, 2015 (as amended and modified by such supplement, the “Proxy Statement”), but excluding any common shares underlying the Series A convertible preferred stock to be issued by the Company in connection with the Business Combination and the Company’s unexchanged warrants).

The Subscription Agreement contemplates that Adam Gray, a managing partner of Coliseum Capital Management, LLC, will become a member of the board of directors of the Company effective as of the closing of the Business Combination. Assuming approval of the charter proposals at the special meeting of stockholders of the Company to be held on February 20, 2015 (the “Special Meeting”), Mr. Gray will be appointed as a Class II director to serve until the 2016 annual meeting of stockholders. Kevin Charlton, President and Chief Operating Officer of the Company and a current director of the Company, has agreed to resign from the Company’s board of directors effective as of the closing of the Business Combination in order to make a position available for Mr. Gray.

Pursuant to the Subscription Agreement, Coliseum has agreed to purchase up to $25 million worth, or approximately 2.5 million shares, of Company common stock, through one or more of (x) open market or privately negotiated transactions with third parties (including through forward purchase contracts), (y) a private placement with consummation concurrently with that of the Business Combination at a purchase price of $10.00 per share, or (z) a combination thereof. Coliseum has agreed to vote any Company common stock that it owns, whether acquired pursuant to the Subscription Agreement or otherwise, in favor of the Business Combination and the other proposals set forth in the Proxy Statement. Coliseum has also agreed not to transfer any Company common stock that it owns until the earlier of (i) the closing of the Business Combination or (ii) the public announcement by the Company of the termination of the Purchase Agreement. Pursuant to the Subscription Agreement, Coliseum also agreed to purchase up to $10 million worth, or approximately 100,000 shares, of Series A convertible preferred stock of the Company in a private placement (subject to certain conditions, including the closing of the Business Combination).

The terms, rights, obligations and preferences of the Series A convertible preferred stock are set forth in the Certificate of Designations, Preferences, Rights and Limitations of 7.625% Series A Convertible Cumulative Preferred Stock of the Company (“Certificate of Designations”) and, assuming adoption of the charter proposals at the Special Meeting, the Certificate of Designations will be filed with the proposed Second Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware upon the closing of the Business Combination. The material terms, rights, obligations and preferences of the Series A convertible preferred stock and the Certificate of Designations are described in the Proxy Statement, except that charter amendments materially changing rights with respect to preferred stockholders (as described in more detail in the Certificate of Designations) now require the consent of any holder of preferred stock holding at least 14.99% of the then-outstanding outstanding shares of preferred stock, and the prohibition on the granting to holders of preferred stock preemptive rights in capital stock of the Company was modified to only apply to preemptive rights in additional common stock of the Company. In connection with the updated Certificate of Designations, The Osterweis Strategic Income Fund and The Osterweis Strategic Investment Fund, each a series of professionally managed portfolios, taken together, the other investor in the Series A convertible preferred stock of the Company through the PIPE investment (as described in the Proxy Statement), has agreed to the foregoing changes in the Certificate of Designations and evidenced this agreement in an amendment to its previously announced preferred subscription agreement.

The Company has agreed to enter into a registration rights agreement, upon the closing of the Business Combination, that will provide for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of common stock, if any, issued to Coliseum in a private placement by the Company pursuant to the Subscription Agreement, and Series A convertible preferred stock, including the common stock underlying such Series A convertible preferred stock, subject to customary terms and conditions. Copies of the Subscription Agreement and Certificate of Designations are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference, and the foregoing description of the Subscription Agreement and Certificate of Designations are qualified in their entirety by reference thereto.

Second Amendment to Purchase Agreement

In connection with the Subscription Agreement, the Company entered into Amendment No. 2 (the “Second Amendment”) to the previously announced Purchase Agreement (the “Purchase Agreement”) with Hennessy Capital Partners I LLC (our “Sponsor”) and The Traxis Group, B.V. (“Seller”), which is majority owned by funds affiliated with Cerberus Capital Management, L.P., pursuant to which the parties made certain conforming changes to the Purchase Agreement to reflect, among other items, the Coliseum common and Series A convertible preferred stock subscription and the effect thereof on the cash component of the total purchase price for the Business Combination. A copy of the Second Amendment is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Second Amendment is qualified in its entirety by reference thereto.

Director Removal Letter Agreement

In connection with the Subscription Agreement, Coliseum entered into a letter agreement with Seller (“Director Removal Letter Agreement”), which provides that Seller will not, and will cause its affiliates to not, vote or provide consent, directly or indirectly, to remove Adam Gray, a managing partner of Coliseum Capital Management, LLC, from the Company’s board of directors without cause at any time from and after the closing of the Business Combination through the 2016 annual meeting of stockholders. Prior to any sale, transfer or other disposition of any shares of the Company’s common stock by Seller to an affiliate, such affiliate will agree to be bound by the restrictions of such Director Removal Letter Agreement.

A copy of the Director Removal Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Director Removal Letter Agreement is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sale of Equity Securities

The disclosure set forth above under the heading “Subscription Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of Company common stock and Series A convertible preferred stock (including the shares of Company common stock issuable upon conversion thereof) to be issued in connection with the Business Combination and the Subscription Agreement will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Subscription Agreement contemplates that Adam Gray, a managing partner of CCM, will become a member of the board of directors of the Company effective as of the closing of the Business Combination. Assuming approval of the charter proposals at the Special Meeting, Mr. Gray will be appointed to serve as a Class II director until the 2016 annual meeting of stockholders.

Adam Gray, age 49, is a managing partner of Coliseum Capital Management, a private firm that makes long-term investments in both public and private companies, which he co-founded in December 2005. He also serves as non-executive Chairman of Redflex Holdings Limited and on the board of directors of both New Flyer Industries, Inc. and Uno Restaurant Holdings Corporation. Mr. Gray served on the board of directors of DEI Holdings, Inc. since February 2009 until its sale in June 2011, and on the board of directors of Benihana Inc. since September 2010 until its sale in August 2012. From January 2005 to November 2005, Mr. Gray was a consultant for a private investment firm. From 2003 to 2004, Mr. Gray served as Executive Vice President, Strategic Projects and Capital Management at Burger King Corp. From 1993 to 2003, Mr. Gray held several executive positions with the Metromedia Restaurant Group, comprised of S&A Restaurant Corp. and Metromedia Steakhouses Company, LP, which included the Bennigan’s, Steak & Ale, Ponderosa and Bonanza restaurant concepts. Prior to that time, Mr. Gray served as an Associate at Kluge & Co. and an analyst within Morgan Stanley’s Merchant Banking Group. Mr. Gray holds both a BSE in Finance from the Wharton School of Business and a BS in Mechanical Engineering from the School of Engineering & Applied Science at the University of Pennsylvania.

Kevin Charlton, President and Chief Operating Officer of the Company and a current director of the Company, has agreed to resign from the Company’s board effective as of the closing of the Business Combination in order to make a position available for Adam Gray. Mr. Charlton did not agree to resign as a result of any disagreements with the Company or any matter relating to the Company’s operations, policies or practices. It is anticipated that subsequent to the closing of the Business Combination, Chan Galbato will take Mr. Charlton’s place on the compensation committee of the Company’s board of directors.

Item 8.01 Other Events

The Company has been advised in its discussions over the last week with the staff (the “Nasdaq Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market that, following the Business Combination, the Company would be ineligible for continued listing on the Nasdaq Capital Market due to Blue Bird’s negative stockholders’ equity (which resulted from Blue Bird’s 2014 dividend recapitalization, as described in the Proxy Statement) and would need to comply with the Nasdaq Global Market listing requirements at closing of the Business Combination. The Nasdaq Global Market does not have a stockholders’ equity requirement. To qualify for listing on the Nasdaq Global Market, Listing Rule 5450(a)(2) (the “Minimum Holders Rule”) requires the Company to have at least 400 round-lot holders of the Company’s common stock. Therefore, following consummation of the Business Combination, the Company will be required to demonstrate compliance with the Minimum Holders Rule.

The Company is continuing to evaluate all potential options to comply with the Minimum Holders Rule and the Nasdaq Global Market’s listing requirements and believes that once the Business Combination occurs, the Company will be in a better position to meet Nasdaq’s listing requirements. The Company anticipates that investors who do not typically invest in special purpose acquisition companies may have a greater interest in acquiring shares of the Company’s common stock once it owns an operating business. The Company is continuing to pursue all available options to meet Nasdaq’s listing requirements, but cannot provide assurances that it or the combined company will be able to do so prior to the Company’s delisting determination appeal hearing before the Nasdaq Hearings Panel scheduled for March 19, 2015. In any event, the Company’s common stock and warrants will remain listed on Nasdaq pending any determination by the Panel.

Additional Information about the Business Combination

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the Business Combination and other matters and, beginning on January 21, 2015, mailed the definitive proxy statement and other relevant documents to stockholders of the Company as of the January 2, 2015 record date for the Special Meeting. Stockholders of the Company and other interested persons are advised to read the definitive proxy statement and any other relevant documents (including the supplement to the definitive proxy statement, dated February 10, 2015) that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, SBH and the Business Combination. Stockholders may also obtain a free copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC (including the supplement to the definitive proxy statement, dated February 10, 2015), without charge, at the SEC’s website located at www.sec.gov or by directing a request to Daniel J. Hennessy, Chairman and Chief Executive Officer, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, (312) 876-1956.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the Business Combination and the other matters set forth in the definitive proxy statement. Information regarding the Company’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Company’s definitive proxy statement for the Business Combination, which has been filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Business Combination, including stockholder and other approvals, the performances of the Company and Blue Bird, the ability of the combined company to be successful in its appeal of the delisting determination by the staff of the Listing Qualifications Department of the Nasdaq Stock Market and to meet the Nasdaq Global Market’s listing standards, including having the requisite number of stockholders, and the risks identified in the Company’s prior and future filings with the SEC (available at www.sec.gov), including the Company’s definitive proxy statement filed in connection with the Business Combination (and the supplement to the definitive proxy statement, dated February 10, 2015) and the Company’s final prospectus dated January 16, 2014. These statements speak only as of the date they are made and the Company undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Subscription Agreement for 7.625% Series A Convertible Preferred Stock and Common Stock, dated as of February 18, 2015, by and among Hennessy Capital Acquisition Corp., The Traxis Group B.V. and the investors named therein.

10.2	Form of Certificate of Designations, Preferences, Rights and Limitations of 7.625% Series A Convertible Cumulative Preferred Stock of Hennessy Capital Acquisition Corp.

10.3	Amendment No. 2 to Purchase Agreement, dated as of February 18, 2015, by and among Hennessy Capital Acquisition Corp., Hennessy Capital Partners I LLC (solely for purposes of Section 10.01(a) thereof) and The Traxis Group B.V.

10.4	Director Removal Letter Agreement, dated as of February 18, 2015, by and between The Traxis Group B.V. and the investors named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2015	HENNESSY CAPITAL
ACQUISITION CORP.

	By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Subscription Agreement for 7.625% Series A Convertible Preferred Stock and Common Stock, dated as of February 18, 2015, by and among Hennessy Capital Acquisition Corp., The Traxis Group B.V. and the investors named therein.

10.2	Certificate of Designations, Preferences, Rights and Limitations of 7.625% Series A Convertible Cumulative Preferred Stock of Hennessy Capital Acquisition Corp.

10.3	Amendment No. 2 to Purchase Agreement, dated as of February 18, 2015, by and among Hennessy Capital Acquisition Corp., Hennessy Capital Partners I LLC (solely for purposes of Section 10.01(a) thereof) and The Traxis Group B.V.

10.4	Director Removal Letter Agreement, dated as of February 18, 2015, by and between The Traxis Group B.V. and the investors named therein.